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                                                                      Exhibit 11


                     TOKHEIM CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
             FOR THE YEARS ENDED NOVEMBER 30, 1995, 1994, AND 1993
                (AMOUNTS IN THOUSANDS EXCEPT AMOUNTS PER SHARE)

Primary earnings per share are based on the weighted average number of shares outstanding during each year and the assumed exercise of dilutive stock options less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock.

The following table presents information necessary to calculate earnings per share for fiscal years ended November 30, 1995, 1994, and 1993:

                                                                   Primary
                                                         -----------------------------
                                                          1995       1994       1993
                                                         ------    --------    -------
Shares outstanding:
 Weighted average outstanding.........................    7,893       7,801      6,891
 Share equivalents....................................       18          --         49
                                                         ------    --------    -------
 Adjusted outstanding.................................    7,911       7,801      6,940
                                                         ======    ========    =======

Earnings (loss):
 Continuing operations before cumulative effect
  of change in accounting.............................   $2,876    $  1,862    $(5,867)
 Cumulative effect of change in method of accounting
  for postretirement benefits other than pensions.....       --     (13,416)        --
                                                         ------    --------    -------
 Net earnings (loss)..................................    2,876     (11,554)    (5,867)
 Preferred stock dividends............................   (1,580)     (1,617)    (1,663)
                                                         ------    --------    -------
 Earnings (loss) applicable to common stock...........   $1,296    $(13,171)   $(7,530)
                                                         ======    ========    =======

Earnings (loss) per common share:
 Continuing operations before cumulative effect of
  change in accounting................................  $   .16    $    .03    $ (1.09)
 Cumulative effect of change in method of accounting
  for postretirement benefits other than pensions.....       --       (1.72)        --
                                                         ------    --------    -------
 Net earnings (loss) per common share.................  $  0.16    $  (1.69)   $ (1.09)
                                                         ======    ========    =======


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                     TOKHEIM CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
             FOR THE YEARS ENDED NOVEMBER 30, 1995, 1994, AND 1993
                                  (CONTINUED)
                (AMOUNTS IN THOUSANDS EXCEPT AMOUNTS PER SHARE)


For 1995, 1994, and 1993, fully diluted earnings per share is considered to be the same as primary earnings per share, since the effect of certain potentially dilutive securities would be antidilutive.

                                                                       Fully Diluted
                                                                -----------------------------
                                                                 1995       1994       1993
                                                                ------    --------    -------
Shares outstanding:
 Weighted average outstanding..........................          7,893       7,801      6,891
 Share equivalents.....................................             18          60         49
 Weighted conversion of preferred stock................          1,909       1,362      1,296
                                                                ------    --------    -------
 Adjusted outstanding..................................          9,820       9,223      8,236
                                                                ======    ========    =======

Earnings (loss):
 Continuing operations before cumulative effect of
  change in accounting..............................            $2,876    $  1,862    $(5,867)
 Cumulative effect of change in method of accounting
  for postretirement benefits other than pensions...                --     (13,416)        --
                                                                ------    --------    -------
 Net earnings (loss)...................................          2,876     (11,554)    (5,867)
 Incremental RSP expense...............................         (1,580)     (1,617)    (1,663)
                                                                ------    --------    -------
 Earnings (loss) applicable to common stock............         $1,296    $(13,171)   $(7,530)
                                                                ======    ========    =======

Earnings (loss) per common share:
 Continuing operations before cumulative effect of
  change in accounting..............................            $ 0.13    $   0.03    $ (0.91)
 Cumulative effect of change in method of accounting
  for postretirement benefits other than pensions...                --       (1.45)        --
                                                                ------    --------    -------
 Net earnings (loss) per common share..................         $ 0.13    $  (1.42)   $ (0.91)
                                                                ======    ========    =======